                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                          TYCO INTERNATIONAL LTD.,

                            T2 ACQUISITION CORP.

                                    and

                          CARLISLE PLASTICS, INC.


















                         Dated as of May 14, 1996


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                             TABLE OF CONTENTS

                                 ARTICLE  I

                                 THE MERGER

     SECTION 1.01.       The Merger  . . . . . . . . . . . . . . .   2
     SECTION 1.02.       Effective Time.   . . . . . . . . . . . .   2
     SECTION 1.03.       Effect of the Merger  . . . . . . . . . .   2
     SECTION 1.04.       Certificate of Incorporation; By-Laws . .   2
     SECTION 1.05.       Directors and Officers  . . . . . . . . .   3
     SECTION 1.06.       Effect on Capital Stock . . . . . . . . .   3
     SECTION 1.07.       Exchange of Certificates  . . . . . . . .   5
     SECTION 1.08.       Stock Transfer Books  . . . . . . . . . .   6
     SECTION 1.09.       No Further Ownership Rights in Company
                         Common Stock . . . . . .  . . . . . . . .   6
     SECTION 1.10.       Lost, Stolen or Destroyed Certificates  .   7
     SECTION 1.11.       Tax and Accounting Consequences . . . . .   7
     SECTION 1.12.       Taking of Necessary Action; Further Action  7
     SECTION 1.13.       Material Adverse Effect . . . . . . . . .   7

                                 ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 2.01.       Organization and Qualification; Subsidiaries8
     SECTION 2.02.       Certificate of Incorporation and By-Laws. . 8
     SECTION 2.03.       Capitalization  . . . . . . . . . . . . .   9
     SECTION 2.04.       Authority Relative to this Agreement  . .   9
     SECTION 2.05.       No Conflict; Required Filings and Consents 10
     SECTION 2.06.       Compliance; Permits . . . . . . . . . . .  11
     SECTION 2.07.       SEC Filings; Financial Statements . . . .  11
     SECTION 2.08.       Absence of Certain Changes or Events  . .  12
     SECTION 2.09.       No Undisclosed Liabilities  . . . . . . .  13
     SECTION 2.10.       Absence of Litigation . . . . . . . . . .  13
     SECTION 2.11.       Employee Benefit Plans; Employment
                         Agreements  . . . . . . . . . . . . . . .  13
     SECTION 2.12.       Labor Matters . . . . . . . . . . . . . .  15
     SECTION 2.13.       Registration Statement; Proxy
                         Statement/Prospectus. . . . . . . . . . .  16
     SECTION 2.14.       Restrictions on Business Activities . . .  16
     SECTION 2.15.       Title to Property . . . . . . . . . . . .  17
     SECTION 2.16.       Taxes . . . . . . . . . . . . . . . . . .  17
     SECTION 2.17.       Environmental Matters . . . . . . . . . .  18
     SECTION 2.18.       Brokers . . . . . . . . . . . . . . . . .  19
     SECTION 2.19.       Full Disclosure . . . . . . . . . . . . .  19
     SECTION 2.20.       Intellectual Property . . . . . . . . . .  19
     SECTION 2.21.       Interested Party Transactions . . . . . .  20
     SECTION 2.22.       Insurance . . . . . . . . . . . . . . . .  20
     SECTION 2.23.       Product Liability and Recalls . . . . . .  20
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     SECTION 2.24        Inventory . . . . . . . . . . . . . . . .  20
     SECTION 2.25.       Opinion of Financial Advisor  . . . . . .  21
     SECTION 2.26.       Pooling Matters . . . . . . . . . . . . .  21

                                ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB   21

     SECTION 3.01.       Organization and Qualification;
                         Subsidiaries. . . . . . . . . . . . . . . .21
     SECTION 3.02.       Articles of Organization and By-Laws  . .  22
     SECTION 3.03.       Capitalization  . . . . . . . . . . . . .  22
     SECTION 3.04.       Authority Relative to this Agreement  . .  23
     SECTION 3.05.       No Conflict; Required Filings and Consents 23
     SECTION 3.06.       Compliance; Permits . . . . . . . . . . .  24
     SECTION 3.07.       SEC Filings; Financial Statements . . . .  24
     SECTION 3.08.       Absence of Certain Changes or Events  . .  25
     SECTION 3.09.       No Undisclosed Liabilities  . . . . . . .  25
     SECTION 3.10.       Absence of Litigation . . . . . . . . . .  26
     SECTION 3.11.       Employee Benefit Plans; Employment
                         Agreements. . . . . . . . . . . . . . . .  26
     SECTION 3.12.       Labor Matters . . . . . . . . . . . . . .  28
     SECTION 3.13.       Registration Statement; Proxy
                         Statement/Prospectus  . . . . . . . . . .  28
     SECTION 3.14.       Restrictions on Business Activities . . .  29
     SECTION 3.15.       Title to Property . . . . . . . . . . . .  29
     SECTION 3.16.       Taxes . . . . . . . . . . . . . . . . . .  29
     SECTION 3.17.       Environmental Matters . . . . . . . . . .  30
     SECTION 3.18.       Brokers . . . . . . . . . . . . . . . . .  31
     SECTION 3.19.       Full Disclosure . . . . . . . . . . . . .  31
     SECTION 3.20.       Intellectual Property . . . . . . . . . .  31
     SECTION 3.22.       Insurance . . . . . . . . . . . . . . . .  32
     SECTION 3.25.       Ownership of Merger Sub; No Prior
                         Activities . . . . . . . . . . . . . . . . 32

                                 ARTICLE IV

                   CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.01.       Conduct of Business by the Company Pending
                         the Merger  . . . . . . . . . . . . . . .  33
     SECTION 4.02.       No Solicitation . . . . . . . . . . . . .  35
     SECTION 4.03.       Conduct of Business by Parent Pending the
                         Merger  . . . . . . . . . . . . . . . . .  36

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS

     SECTION 5.01.       Proxy Statement/Prospectus; Registration
                         Statement . . . . . . . . . . . . . . . .  37
     SECTION 5.02.       Company Stockholders Meeting  . . . . . .  37
     SECTION 5.03.       Access to Information; Confidentiality  .  38
     SECTION 5.04.       Consents; Approvals . . . . . . . . . . .  38

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     SECTION 5.05.       Agreements with Respect to Affiliates . .  38
     SECTION 5.06.       Indemnification and Insurance . . . . . .  38
     SECTION 5.07.       Notification of Certain Matters . . . . .  40
     SECTION 5.08.       Further Action/Tax Treatment  . . . . . .  40
     SECTION 5.09.       Public Announcements  . . . . . . . . . .  40
     SECTION 5.10.       Listing of Parent Shares  . . . . . . . .  41
     SECTION 5.11.       Conveyance Taxes  . . . . . . . . . . . .  41
     SECTION 5.12.       Accountant's Letters  . . . . . . . . . .  41
     SECTION 5.13.       Pooling Accounting Treatment  . . . . . .  41

                                 ARTICLE VI

                          CONDITIONS TO THE MERGER

     SECTION 6.01.       Conditions to Obligation of Each Party to
                         Effect the Merger . . . . . . . . . . . .  42
     SECTION 6.02.       Additional Conditions to Obligations of
                         Parent and Merger Sub . . . . . . . . . .  43
     SECTION 6.03.       Additional Conditions to Obligation of the
                         Company . . . . . . . . . . . . . . . . .  43

                                ARTICLE VII

                                TERMINATION

     SECTION 7.01.       Termination . . . . . . . . . . . . . . .  44
     SECTION 7.02.       Effect of Termination . . . . . . . . . .  46
     SECTION 7.03.       Fees and Expenses . . . . . . . . . . . .  46

                                ARTICLE VIII

                             GENERAL PROVISIONS

     SECTION 8.01.       Effectiveness of Representations, Warranties
                         and Agreements; Knowledge, Etc. . . . . .  47
     SECTION 8.02.       Notices . . . . . . . . . . . . . . . . .  48
     SECTION 8.03.       Certain Definitions . . . . . . . . . . .  49
     SECTION 8.04.       Amendment . . . . . . . . . . . . . . . .  50
     SECTION 8.05.       Waiver  . . . . . . . . . . . . . . . . .  50
     SECTION 8.06.       Headings  . . . . . . . . . . . . . . . .  50
     SECTION 8.07.       Severability  . . . . . . . . . . . . . .  50
     SECTION 8.08.       Entire Agreement  . . . . . . . . . . . .  51
     SECTION 8.09.       Assignment; Merger Sub. . . . . . . . . .  51
     SECTION 8.10.       Parties in Interest . . . . . . . . . . .  51
     SECTION 8.11.       Failure or Indulgence Not Waiver; Remedies
                         Cumulative  . . . . . . . . . . . . . . . .51
     SECTION 8.12.       Governing Law; Jurisdiction . . . . . . .  51
     SECTION 8.13.       Counterparts  . . . . . . . . . . . . . .  51
     SECTION 8.14.       WAIVER OF JURY TRIAL  . . . . . . . . . .  51
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                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------

               AGREEMENT AND PLAN OF MERGER, dated as of May 14, 1996 (this "Agreement"), among TYCO INTERNATIONAL LTD., a Massachusetts corporation ("Parent"), T2 ACQUISITION CORP., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and CARLISLE PLASTICS, INC., a Delaware corporation (the "Company").

                            W I T N E S S E T H:
                            -------------------

               WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

               WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

               WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

               WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and the Company's Class B Common Stock, $.01 par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
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                                 ARTICLE  I

                                 THE MERGER
                                 ----------

               SECTION 1.01.  The Merger.  (a)  Effective Time.  At
                              ----------        --------------
     the Effective Time (as defined in Section 1.02 hereof), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

               (b)  Closing.  Unless this Agreement shall have been
                    -------
     terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

               SECTION 1.02.  Effective Time.  As promptly as
                              --------------
     practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

               SECTION 1.03.  Effect of the Merger.  At the Effective
                              --------------------
     Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

               SECTION 1.04.  Certificate of Incorporation; By-Laws.
                              -------------------------------------
     (a)  Certificate of Incorporation.  Unless otherwise determined
          ----------------------------
     by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that ARTICLE FOURTH shall be
                    --------  -------
     amended and restated in its entirety to provide that the capital stock of the Surviving Corporation shall consist of 100 shares of Common Stock, par value $.01 per share.

               (b)  By-Laws.  The By-Laws of the Company, as in effect
                    -------
     immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

               SECTION 1.05.  Directors and Officers.  The directors
                              ----------------------
     of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

               SECTION 1.06.  Effect on Capital Stock.  At the
                              -----------------------
     Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

               (a)  Conversion of Securities.  The Shares issued and
                    ------------------------
     outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Section 1.06(f), into the right to receive shares of validly issued, fully paid and nonassessable shares ("Parent Shares") of Parent Common Stock, $.50 par value ("Parent Common Stock") in the ratio (the "Exchange Ratio") of 0.172185 of a share of Parent Common Stock for each such issued and outstanding Share.

               (b)  Cancellation.  Each Share held in the treasury of
                    ------------
     the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

               (c)  Assumption of Outstanding Stock Options. Each
                    ---------------------------------------
     option outstanding at the Effective Time to purchase shares of Class A Common Stock (a "Stock Option") granted under (i) the Carlisle Plastics, Inc. 1991 Employee Incentive Plan (the
     "Company Stock Option Plan"), or (ii) any other stock plan or agreement of the Company, whether vested or unvested, shall be deemed assumed by Parent and deemed to constitute a fully vested and exercisable option to acquire, on the same terms and conditions (other than as to vesting) as were applicable under such Stock Option prior to the Effective Time, the number of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option; provided, however, that the number of Parent Shares
             --------  -------
     Common Stock that may be purchased upon exercise of any such
     Stock Option shall not include any fractional share and, upon exercise of the Stock Option, a cash payment shall be made for any fractional share based upon the Closing Price (as hereinafter defined) of a share of Parent Common Stock on the trading day immediately preceding the date of exercise. "Closing Price"
     shall mean, on any day, the last reported sale price of one share of parent Common Stock on the New York Stock Exchange ("NYSE").
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               As soon as practicable after the Effective Time, Parent
     shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall continue in effect on the same terms and conditions, except as otherwise provided herein.

               Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares Parent Common Stock for delivery upon exercise of Stock Options in accordance with this Section 1.06(c). As soon as practicable after the Effective Time, Parent shall cause the Parent Common Stock subject to the Stock Options to be registered under the Securities Act of 1933, as amended and the SEC's rules thereunder (the "Securities Act") pursuant to a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Stock Options remain outstanding; except that with respect to the Stock Options of the individual
     ------ ----
     referred to in clause (vi) of the second sentence of Section 2.03, Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for a period of two (2) years from the Effective Time.

               (d)  Capital Stock of Merger Sub.  Each share of common
                    ---------------------------
     stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

               (e)  Adjustments to Exchange Ratio.  The Exchange Ratio
                    -----------------------------
     shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

               (f)  Fractional Shares.  No certificates or scrip
                    -----------------
     representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent (as defined in Section 1.07), on behalf of all such holders, of the aggregate fractional Parent Shares issued pursuant to this Section 1.06(f). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full Parent Shares delivered to the Exchange Agent by Parent over (ii) the aggregate number of full Parent Shares to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

               SECTION 1.07.  Exchange of Certificates.  (a)  Exchange
                              ------------------------        --------
     Agent.  Parent shall supply, or shall cause to be supplied, to or
     -----
     for the account of the Bank of Boston or such other bank or trust company as shall be mutually designated by the Company and Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this
     Section 1.07, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.06 in exchange for outstanding Shares.

               (b)  Exchange Procedures.  As soon as reasonably
                    -------------------
     practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in respect of fractional shares as provided in Section 1.06(f) (the Parent Shares and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Shares, dividends, distributions, and cash in respect of fractional shares, may be issued and paid in accordance with this
     Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.06(f), to evidence the ownership of the number of full Parent Shares, and cash in respect of fractional shares, into which such shares of the Company Common Stock shall have been so converted.

               (c)  Distributions With Respect to Unexchanged Parent
                    ------------------------------------------------
     Shares.  No dividends or other distributions declared or made
     ------
     after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.

               (d)  Transfers of Ownership.  If any certificate for
                    ----------------------
     Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (e)  No Liability.  Neither Parent, Merger Sub nor the
                    ------------
     Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (f)  Withholding Rights.  Parent or the Exchange Agent
                    ------------------
     shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

               SECTION 1.08.  Stock Transfer Books.  At the Effective
                              --------------------
     Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

               SECTION 1.09.  No Further Ownership Rights in Company
                              --------------------------------------
     Common Stock.  The Merger Consideration delivered upon the
     ------------
     surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

               SECTION 1.10.  Lost, Stolen or Destroyed Certificates.
                              --------------------------------------
     In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Shares as may be required pursuant to Section 1.06; provided, however,
                                                  --------  -------
      that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               SECTION 1.11.  Tax and Accounting Consequences.  It is
                              -------------------------------
     intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) at the option of Parent, subject to applicable accounting standards, qualify for accounting treatment as a pooling of interests; provided, however, that, without limiting
                           --------  -------
     any other provision of this Agreement, it shall not be a condition to the obligations of any party hereto to effect the Merger that the Merger so qualify. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

               SECTION 1.12.  Taking of Necessary Action; Further
                              -----------------------------------
     Action.  Each of Parent, Merger Sub and the Company will take all
     ------
     such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

               SECTION 1.13.  Material Adverse Effect.  When used in
                              -----------------------
     connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole. Parent acknowledges that changes in the Company's financial condition or results of operations resulting or reasonably likely to result from any increase in the price of resin disclosed by the Company to Parent on or before the date of this Agreement shall not be deemed to constitute a Material Adverse Effect with respect to the Company.

                                 ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               ---------------------------------------------

               The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule previously delivered (or, to the extent set forth below, to be delivered) by the Company to Parent (the
     "Company Disclosure Schedule"):

               SECTION 2.01.  Organization and Qualification;
                              -------------------------------
     Subsidiaries.   Each of the Company and each of its subsidiaries
     ------------
     is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.01 of the Company Disclosure Schedule. Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Reports (as defined below), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

               SECTION 2.02.  Certificate of Incorporation and By-
                              -----------------------------------
     Laws.  The Company has heretofore furnished to Parent a complete
     ----
     and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date, and has furnished or made available to Parent the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "Subsidiary Documents"). Such Certificate of Incorporation, By-Laws and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Subsidiary Documents, except for immaterial violations of the Subsidiary Documents which may exist.

               SECTION 2.03.  Capitalization.  The authorized capital
                              --------------
     stock of the Company consists of 70,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 (the "Company Preferred Stock"). As of April 30, 1996,
     (i) 8,468,788 shares of Class A Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no such shares were held in treasury, (ii) 9,385,497 shares of Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no such shares were held in treasury, (iii) no shares of Company Preferred Stock were outstanding or held in treasury, (iv) no shares of Company Common Stock or Company Preferred Stock were held by subsidiaries of the Company, (v) 1,266,700 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted under Company Stock Option Plan and 613,300 shares were reserved for future grants under such plan, and (vi) 400,000 shares were reserved for issuance upon exercise of options granted to the individual named in Section 2.03 of the Company Disclosure Schedule. No material change in such capitalization has occurred between April 30, 1996 and the date hereof. Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or in Section
     2.03 or Section 2.11 of the Company Disclosure Schedule or the Company SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Sections 2.01 and 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares and a de minimis number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

               SECTION 2.04.  Authority Relative to this Agreement.
                              ------------------------------------
     The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the

     DGCL and the Company's Certificate ofIncorporation and By-Laws).
     The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company.

               SECTION 2.05.  No Conflict; Required Filings and
                              ---------------------------------
     Consents.  (a)  Section 2.05(a) of the Company Disclosure
     --------
     Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements, each in an amount equal to or exceeding $500,000, to which the Company or any of its subsidiaries is a party or by which any of them is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements (other than resin purchase contracts) entered into in the ordinary course of business and involving, in each case, payments or receipts by the Company or any of its subsidiaries of less than $250,000 in any single instance but not more than $1,000,000 in the aggregate;
     (iii) all agreements which, as of the date hereof, are required to be filed as "material contracts" with the Securities and Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (the "Exchange Act"); and (iv) all agreements or arrangements to which the Company or any of its subsidiaries is a party or by which any of them is bound for the manufacture of plastic hangers by other persons for, on behalf of, or using molds supplied by, the Company.

               (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

               (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise reasonably be expected to have a Material Adverse Effect.

               SECTION 2.06.  Compliance; Permits.  (a)  Except as
                              -------------------
     disclosed in Section 2.06 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Section 2.06 of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               SECTION 2.07.  SEC Filings; Financial Statements.  (a)
                              ---------------------------------
     The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 1993 and has made available to Parent (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993, December 31, 1994 and
     December 31, 1995, (ii) its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 31, 1993, (iv) all other reports or registration statements (other than Reports on Form
     10-Q not referred to in clause (ii) above) filed by the Company with the SEC since December 31, 1993, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC
     Reports").  Except as disclosed in Section 2.07 of the Company
     Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and the Company's 1995 Annual Report to Stockholders was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly in all material respects presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The monthly consolidated income statement for April 1996 furnished by the Company to Parent was prepared in a manner consistent with the consolidated financial statements contained in the Company SEC Reports, and fairly in all material respects presents the consolidated results of its operations for the period indicated, except that such statement is subject to normal and recurring quarterly and year-end adjustments, which were not or are not expected to be material in amount.

               SECTION 2.08.  Absence of Certain Changes or Events.
                              ------------------------------------
     Except as set forth in Section 2.08 of the Company Disclosure Schedule or the Company SEC Reports, since December 31, 1995, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (iii) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect; (iv) any material change by the Company in its accounting methods, principles or practices; (v) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of Parent pursuant to Section 4.01 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of property of the Company, except in the ordinary course of business.

               SECTION 2.09.  No Undisclosed Liabilities.  Except as
                              --------------------------
     set forth in Section 2.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1995 included in the Company's 1995 Annual Report to Stockholders
     (the "1995 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1995 Balance Sheet, (c) incurred since December 31, 1995 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement, or (e) which could not reasonably be expected to have a Material Adverse Effect.

               SECTION 2.10.  Absence of Litigation.  Except as set
                              ---------------------
     forth in Section 2.10 of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect.

               SECTION 2.11.  Employee Benefit Plans; Employment
                              ----------------------------------
     Agreements. (a)  Section 2.11(a) of the Company Disclosure
     ----------
     Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in
     Section 3(1) of ERISA, and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation or severance agreements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer or consultant (or any of their beneficiaries) of the Company or any other entity (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code or Section 4001 of ERISA, or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
     Section 4212(c) of ERISA or Section 412 of the Code (together, the "Employee Plans"). There have been made available to Parent copies of (i) each such written Employee Plan and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Employee Plan required to make such filing and
     (v) favorable determination letters issued for each Employee Plan and related trust that are intended to satisfy the qualification requirements of Section 401(a) and Section 501(a) of the Code (or, if pending, a copy of the application for such determination). For purposes of this Section 2.11, the term "material," when used with respect to (i) any Employee Plan, shall mean that the Company or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $100,000 with respect to such Employee Plan, and (ii) any liability, obligation, breach or non-compliance, shall mean that the Company or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $50,000, with respect to any one such or series of related liabilities, obligations, breaches, defaults, violations or instances of non-compliance.

               (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan which could subject the Company or any ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or
     Section 4975 of the Code; (iii) no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach could result in any material liability to the Company or any ERISA Affiliate; (iv) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and may by their terms be amended and/or terminated at any time subject to applicable law, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (v) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (vi) all contributions required to be made with respect to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vii) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred for which there is any material outstanding liability to the Company nor any ERISA Affiliate; and (viii) neither the Company nor any ERISA Affiliate has incurred or reasonably expects to incur any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the PBGC") arising in the ordinary course).

               (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; and (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options.

               (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments in an amount exceeding $50,000; (iii) all officers of the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries; (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $100,000, excluding programs and policies required to be maintained by law; and (v) all Employee Plans which contain change in control provisions.

               (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, no employee of the Company or any of its subsidiaries has participated in any employee pension benefit plans (as defined in Section 3(2) of ERISA) maintained by or on behalf of the Company. The PBGC has not instituted proceedings to terminate any defined benefit plan listed in Section 2.11(e) of the Company Disclosure Schedule (each, a "Defined Benefit Plan"). The Defined Benefit Plans have been terminated prior to January 1, 1996, in accordance with ERISA Section 4041. Each Defined Benefit Plan has an IRS determination letter stating that its termination does not adversely affect its qualification. Final distribution of the assets of each Defined Benefit Plan has been made to participants through the purchase of annuities from the Transamerica Insurance Company or by lump distributions and there are no outstanding liabilities with respect to such plans which would be material to the Company or its ERISA Affiliates. All applicable premiums required to be paid to the PBGC with respect to the Defined Benefit Plans have been paid. No facts exist with respect to the Defined Benefit Plans which would give rise to a lien on the assets of the Company under Section 4068 of ERISA. All the assets of the Defined Benefit Plans are readily marketable securities or insurance contracts.

               (f) The Company has fiduciary liability insurance of at least $1,000,000 in effect covering the fiduciaries of the Employee Plans (including the Company) with respect to whom the Company may have liability.

               SECTION 2.12.  Labor Matters.  Except as set forth in
                              -------------
     Section 2.12 of the Company Disclosure Schedule or the Company SEC Reports, (i) there are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have had, or could reasonably be expected to have, a Material Adverse Effect;
     (ii) neither the Company nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

            SECTION 2.13.  Registration Statement; Proxy
                           -----------------------------
     Statement/Prospectus.  Subject to the accuracy of the
     --------------------
     representations of Parent in Section 3.13, the information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.13) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Company Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

               SECTION 2.14.  Restrictions on Business Activities.
                              -----------------------------------
     Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Reports, to the best of the Company's knowledge, there is no agreement, judgement, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company, except for any prohibition or impairment as could not reasonably be expected to have a Material Adverse Effect.

               SECTION 2.15.  Title to Property.  Except as set forth
                              -----------------
     in Section 2.15 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect.

               SECTION 2.16.  Taxes.  (a)  For purposes of this
                              -----
     Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use,
               ----------
     service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns (including returns required in connection with any Employee Plan).

               (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule or the Company SEC Reports: The Company and its subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, and the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect, (i) there are no tax liens on any assets of the Company or any subsidiary thereof; and
     (ii) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1995 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

               (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed in
     Section 2.16(c) of the Company Disclosure Schedule or the Company
     SEC Reports, and other than with respect to items the inaccuracy of which could not reasonably be expected to have a Material
     Adverse Effect: Neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section
     897(c)(1)(A)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

               SECTION 2.17.  Environmental Matters.  Except as set
                              ---------------------
     forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, to the best of the Company's knowledge, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorization which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

               SECTION 2.18.  Brokers.  No broker, finder or
                              -------
       investment banker (other than Goldman, Sachs & Co., the fees and expenses of whom will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Goldman, Sachs & Co. pursuant to which such firms would be entitled to any payment relating to the transactions contemplated hereunder.

               SECTION 2.19.  Full Disclosure.  No statement contained
                              ---------------
     in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

               SECTION 2.20.  Intellectual Property.  (a)  The Company
                              ---------------------
     and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and its subsidiaries as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Section 2.20(b) of the Company Disclosure Schedule or the Company SEC Reports or as could not reasonably be expected to have a Material Adverse
     Effect: The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"). No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or any of its subsidiaries (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company or any of its subsidiaries, are currently pending or, to the knowledge of the Company, are overtly threatened by any person. The Company does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Company or any of its subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret;
     (ii) against the use by the Company or any of its subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by the Company or any of its subsidiaries.

               (c) To the Company's knowledge, all material patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. Except as set forth in Section 2.20(c) of the Company Disclosure Schedule or the Company SEC Reports, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries.

          SECTION 2.21.  Interested Party Transactions.  Except
                         -----------------------------
     as set forth in Section 2.21 of the Company Disclosure Schedule or the Company SEC Reports or for events as to which the amounts involved do not, in the aggregate, exceed $100,000, since the date of the Company's proxy statement dated March 15, 1996 (the "1996 Company Proxy Statement"), no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

               SECTION 2.22.  Insurance.  All material fire and
                              ---------
     casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect.

               SECTION 2.23.  Product Liability and Recalls.  (a)
                              -----------------------------
     Except as disclosed in Section 2.23(a) of the Company Disclosure Schedule or the Company SEC Reports, the Company is not aware of any claim, or the basis of any claim, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which could reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Section 2.23(b) of the Company Disclosure Schedule or the Company SEC Reports, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation could reasonably be expected to have a Material Adverse Effect.

               SECTION 2.24.  Inventory.  The inventories of the
                              ---------
     Company and its subsidiaries as reflected in the most recent financial statements contained in the Company SEC Reports, or acquired by the Company or any of its subsidiaries after the date thereof, (i) are carried at an amount not in excess of the lower of cost or net realizable value, and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company and its subsidiaries as heretofore conducted, in each case net of reserves provided therefor.

               SECTION 2.25.  Opinion of Financial Advisor.  The
                              ----------------------------
     Company has been advised by its financial advisor, Goldman, Sachs & Co., to the effect that in its opinion, as of the date hereof, the Exchange Ratio is fair to the holders of Shares. It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied upon by Parent, Merger Sub or their affiliates.

               SECTION 2.26.  Pooling Matters.  To the Company's
                              ---------------
     knowledge and based upon consultation with its independent accountants, the Company has provided to Parent and its independent accountants all information concerning actions taken or agreed to be taken by the Company or any of its affiliates on or before the date of this Agreement that could reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. For purposes of this Section 2.26, "to the Company's knowledge" means to the actual knowledge of the Company's Chairman, Chief Executive Officer or Chief Financial Officer.

                                ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
          --------------------------------------------------------


     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule previously delivered or, to the extent set forth below, to be delivered, by Parent to the Company (the "Parent Disclosure Schedule"):

     SECTION 3.01.  Organization and Qualification; Subsidiaries.
                    --------------------------------------------
     Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals could not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.01. Except as set forth in Section 3.01 of the Parent Disclosure Schedule or the Parent SEC Reports (as defined below), Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which Parent has invested or is required to invest $1,000,000 or more, excluding securities in any publicly traded company held for investment by Parent and comprising less than five percent of the outstanding capital stock of such company.

               SECTION 3.02.  Articles of Organization and By-Laws.
                              ------------------------------------
     Parent has heretofore furnished to the Company a complete and correct copy of its Articles of Organization and the By-Laws, as amended to date. Such Articles of Organization and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Organization (or Certificate of Incorporation) or By-Laws.

               SECTION 3.03.  Capitalization.  (a)  The authorized
                              --------------
     capital stock of Parent consists of 180,000,000 shares of Parent Common Stock and 2,000,000 shares of Preferred Stock, $1 par value ("Parent Preferred Stock"). As of April 30, 1996, (i) 152,551,626 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, and 16,048,763 shares were held in treasury, (ii) no shares of Parent Preferred Stock were outstanding or held in treasury, (iii) no shares of Parent Common Stock or Parent Preferred Stock were held by subsidiaries of the Parent, (iv) 1,395,434 shares of Parent Common Stock were reserved for future issuance under Parent's 1994 Restricted Stock Ownership Plan, (v) 242,729 shares of Parent Common Stock were reserved for issuance upon exercise of Warrants issued by Kendall International, Inc. and assumed by Parent, (vi) 8,248,897 shares of Parent Common Stock were reserved for issuance upon exercise of stock options issued under the Tyco International Ltd. 1995 Stock Option Plan, and (viii) 26,674 shares of Parent Common Stock were reserved for issuance upon exercise of stock options issued under the stock incentive plans maintained by Kendall International, Inc. No material change in such capitalization has occurred between April 30, 1996 and the date hereof. Except as set forth in Section
     3.03 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except as set forth in Section 3.03 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section 3.01 or 3.03(a) of the Parent Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

               (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and shall be listed, upon official notice of issuance, for trading on the NYSE.

               SECTION 3.04.  Authority Relative to this Agreement.
                              ------------------------------------
     Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

               SECTION 3.05.  No Conflict; Required Filings and
                              ---------------------------------
     Consents.  (a)  Section 3.05(a) of the Parent Disclosure Schedule
     --------
     includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which Parent or any of its subsidiaries is a party or by which any of them is bound, each in an amount equal to or exceeding $25,000,000, but excluding any such agreement between Parent and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of Parent; (ii) all contracts, agreements, commitments or other understandings or arrangements to which Parent or any of its subsidiaries is a party or by which any of them or any of their respective property or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by Parent or any of its subsidiaries of less than $5,000,000 in any single instance; and (iii) all agreements which, as of the date hereof, are required to be filed with the SEC pursuant to the requirements of the Exchange Act as "material contracts."

               (b) Except as set forth in Section 3.05(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Articles of Organization (or Certificate of Incorporation) or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

               (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not otherwise be reasonably expected to have a Material Adverse Effect.

               SECTION 3.06.  Compliance; Permits.  (a)  Except as
                              -------------------
     disclosed in Section 3.06 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Section 3.06 of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of Parent Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               SECTION 3.07.  SEC Filings; Financial Statements.  (a)
                              ---------------------------------
     Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1993, and has heretofore delivered to the Company, in the form filed (or, in the case of the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, to be filed) with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1993, 1994 and 1995, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ending September 30, 1995, December 31, 1995 and March 31, 1996, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1993, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by Parent with the SEC since June 30, 1992, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports
     (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b)  Each of the consolidated financial statements
     (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved(except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

               SECTION 3.08.  Absence of Certain Changes or Events.
                              ------------------------------------
     Except as set forth in Section 3.08 of the Parent Disclosure Schedule or the Parent SEC Reports, since June 30, 1995, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Organization or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect; (iv) any material change by Parent in its accounting methods; (v) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (vi) any other action or event that would have required the consent of the Company pursuant to
     Section 4.03 had such action or event occurred after the date of this Agreement; or (vii) any sale of a material amount of assets of Parent, except in the ordinary course of business.

               SECTION 3.09.  No Undisclosed Liabilities.  Except as
                              --------------------------
     is disclosed in Section 3.09 of the Parent Disclosure Schedule and the Parent SEC Reports, neither the Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for in the Parent's balance sheet (including any related notes thereto) as of June 30, 1995 included in Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "June 1995 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the June 1995 Balance Sheet, (c) incurred since June 30, 1995 in the ordinary course of business and consistent with past practice,
     (d) incurred in connection with this Agreement, or (e) which could not reasonably be expected to have a Material Adverse Effect .

               SECTION 3.10.  Absence of Litigation.  Except as set
                              ---------------------
     forth in Section 3.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect.

               SECTION 3.11.  Employee Benefit Plans; Employment
                              ----------------------------------
     Agreements.  (a)  Section 3.11(a) of the Parent Disclosure
     ----------
     Schedule lists all employee pension plans (as defined in Section
     3(2) of ERISA), all employee welfare plans (as defined in Section
     3(1) of ERISA) and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation or severance agreements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, former or current employee, officer or consultant
     (or any of their beneficiaries) of Parent or any other entity
     (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (an "ERISA Affiliate") within the meaning of Section 414 of the Code or Section 4001 of ERISA, or any subsidiary of Parent, as well as each plan with respect to which Parent or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA or
     Section 412 of the Code (together, the "Employee Plans"). There have been made available to the Company copies of (i) each such written Employee Plan and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants, (ii) the most recent three annual reports on form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Employee Plan subject to Title IV of ERISA. For purposes of this Section 3.11(a) the term material, when used with respect to (i) any Employee Plan, shall mean that Parent or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $5,000,000 with respect to such Employee Plan, and (ii) any liability, obligation, breach or non-compliance, shall mean that the Company or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding
     $1,000,000 with respect to any one such or series of related liabilities, obligations, breaches, defaults, violations or instances of non-compliance.

               (b) (i) Except as set forth in Section 3.11(b) of the Parent Disclosure Schedule, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan which could subject Parent or any ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code;
     (iii) no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach could result in any material liability to Parent or any ERISA Affiliate; (iv) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
     Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made with respect to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of
     Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to

     Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither Parent nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

               (c) Section 3.11(c) of the Parent Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of Parent or any of its subsidiaries who holds (i) any option to purchase Parent Common Stock as of the date hereof, together with the number of shares of Parent Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; and (ii) any other right, directly or indirectly, to acquire Parent Common Stock, together with the number of shares of Parent Common Stock subject to such right. Section 3.11(c) of the Parent Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

               (d) Section 3.11(d) of the Parent Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers of Parent or any of its subsidiaries;
     (ii) all agreements with consultants who are individuals obligating Parent or any of its subsidiaries to make annual cash payments in an amount exceeding $1,000,000; (iii) all officers of Parent or any of its subsidiaries who have executed a non-competition agreement with Parent; (iv) all severance agreements, programs and policies of Parent or any of its subsidiaries with or relating to its employees in each case with outstanding commitments exceeding $1,000,000, except programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of Parent or any of its subsidiaries with or relating to its employees which contain change in control provisions.

               (e) Except as set forth in Section 3.11(a) of the Parent Disclosure Schedule, no employee of Parent or any of its subsidiaries has participated in any employee pension benefit plans (as defined in Section 3(2) of ERISA) maintained by or on behalf of Parent. The PBGC has not instituted proceedings to terminate any defined benefit plan listed in Section 3.11(a) of the Parent Disclosure Schedule (each, a "Defined Benefit Plan"). The Defined Benefit Plans have no accumulated or waived funding deficiencies within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto. The present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of the Defined Benefit Plans, determined on a termination basis using actuarial assumptions that would be used by the PBGC does not exceed by more than $1,000,000 the value of the Plans' assets. All applicable premiums required to be paid to the PBGC with respect to the Defined Benefit Plans have been paid. No facts or circumstances exist with respect to the Defined Benefit Plans which would give rise to a lien on the assets of Parent under
     Section 4068 of ERISA. All the assets of the Defined Benefit Plans are readily marketable securities or insurance contracts.

              (f) Parent has fiduciary liability insurance of at least $15,000,000 in effect covering the fiduciaries of the Employee Plans (including Parent) with respect to whom Parent may have liability.

               SECTION 3.12.  Labor Matters.  Except as set forth in
                              -------------
     Section 3.12 of the Parent Disclosure Schedule or the Parent SEC Reports, (i) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries, nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

               SECTION 3.13.  Registration Statement;  Proxy
                              ------------------------------
     Statement/Prospectus.  Subject to the accuracy of the
     --------------------
     representations of the Company in Section 2.13, the registration statement (the "Registration Statement") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

               SECTION 3.14.  Restrictions on Business Activities.
                              -----------------------------------
     Except for this Agreement, to the best of Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent, except for any prohibition or impairment as could not reasonably be expected to have a Material Adverse Effect.

               SECTION 3.15.  Title to Property.  Parent and each of
                              -----------------
     its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from other material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect.

               SECTION 3.16.  Taxes.  (a)  Parent on behalf of itself
                              -----
     and all its subsidiaries hereby represents that, other than as disclosed in Section 3.16(a) of the Parent Disclosure Schedule or the Parent SEC Reports: Parent and its subsidiaries have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them, and Parent and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and there are no other taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves to the extent currently required unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except as does not involve or would not result in liability to Parent that could reasonably be expected to have a Material Adverse Effect, (i) there are no tax liens on any assets of Parent or any subsidiary thereof; and (ii) neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for taxes (including deferred taxes) reflected in the June 1995 Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

               (b)  Parent on behalf of itself and all its
     subsidiaries hereby represents that, other than as disclosed on
     Section 3.16(b) of the Parent Disclosure Schedule or the Parent
     SEC Reports, and other than with respect to items the inaccuracy of which could not reasonably be expected to have a Material
     Adverse Effect: Neither Parent nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated hereunder.

               SECTION 3.17.  Environmental Matters.  Except as set
                              ---------------------
     forth in Section 3.17 of the Parent Disclosure Schedule, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, Parent and each of its subsidiaries to the best of Parent's knowledge (i) have obtained all applicable permits, licenses and other authorization which are required to be obtained under all applicable Environmental Laws by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

               SECTION 3.18.  Brokers.  No broker, finder or
                              -------
     investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

               SECTION 3.19.  Full Disclosure.  No statement contained
                              ---------------
     in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

               SECTION 3.20.  Intellectual Property.  (a)  Parent
                              ---------------------
     and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Parent and its subsidiaries as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Section 3.20(b) of the Parent Disclosure Schedule or the Parent SEC Reports or as could not reasonably be expected to have a

     Material Adverse Effect: Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Rights"). No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Parent or any of its subsidiaries (the "Parent Intellectual
     Property Rights"), any trade secret material to the Parent, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Parent or any of its subsidiaries, are currently pending or, to the knowledge of Parent, are overtly threatened by any person. Parent does not know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Parent or any of its subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret;
     (ii) against the use by Parent or any of its subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent or any of its subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any part of the Parent Intellectual Property
     Rights or other trade secret material to Parent; or
     (iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Parent or any of its subsidiaries.

               (c) To Parent's knowledge, all patents, registered trademarks and copyrights held by Parent are valid and subsisting. Except as set forth in Section 3.20(c) of the Parent Disclosure Schedule on the Parent SEC Reports, to the Parent's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Parent Intellectual Property by any third party, including any employee or former employee of Parent or any of its subsidiaries.


               SECTION 3.21.  Interested Party Transactions.  Except
                              -----------------------------
     as set forth in Section 3.21 of the Parent Disclosure Schedule or the Parent SEC Reports, since the date of Parent's proxy statement dated September 29, 1995, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

               SECTION 3.22.  Insurance.  All material fire and
                              ---------
     casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by Parent or any of its subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect.

               SECTION 3.23.  Product Liability and Recalls.  (a)
                              -----------------------------
     Except as disclosed in Section 3.23 of the Parent Disclosure
     Schedule or the Parent SEC Reports, Parent is not aware of any claim, or the basis of any claim, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which could reasonably be expected to have a Material Adverse Effect.

               (b) Except as disclosed in Section 3.23(b) of the Parent Disclosure Schedule or the Parent SEC Reports, there is no pending or, to the knowledge of Parent, threatened, recall or investigation of any product sold by Parent, which recall or investigation could reasonably be expected to have a Material Adverse Effect.

               SECTION 3.24.  Inventory.  The inventories of Parent
                              ---------
     and its subsidiaries as reflected in the most recent financial statements contained in the Parent SEC Reports, or acquired by Parent or any of its subsidiaries after the date thereof, (i) are carried at an amount not in excess of the lower of cost or net realizable value, and (ii) do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of Parent and its subsidiaries as heretofore conducted, in each case net of reserves provided therefor.

               SECTION 3.25.  Ownership of Merger Sub; No Prior
                              ---------------------------------
     Activities.  (a)  Merger Sub is a direct, wholly-owned subsidiary
     ----------
     of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

               (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

               SECTION 3.26.  Pooling Matters.  To the Parent's
                              ---------------
     knowledge and based upon consultation with its independent accountants, the Parent has provided to the Company and its independent accountants all information concerning actions taken or agreed to be taken by Parent or any of its affiliates on or before the date of this Agreement that could reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. For purposes of this Section 3.26, "to the Parent's knowledge" means to the actual knowledge of Parent's Chief Executive Officer or Chief Financial Officer.

                                 ARTICLE IV

                   CONDUCT OF BUSINESS PENDING THE MERGER
                   ---------------------------------------


     SECTION 4.01.  Conduct of Business by the Company Pending the
                    ----------------------------------------------
     Merger.  During the period from the date of this Agreement and
     ------
     continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

               (a)  amend or otherwise change the Company's
          Certificate of Incorporation or By-Laws;

               (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options under either the Company Stock Option Plan or under the terms of the stock option agreement between the Company and the individual named in Section 2.03 of the Company Disclosure Schedule, which options are outstanding on the date hereof);

               (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $500,000);

               (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

               (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01(e) of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any resin purchase contract that would be in effect after the Effective Time if the non-cancelable incremental commitment is in excess of 20% of its 1996 resin requirements or enter into or amend any other material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.01 of the Company Disclosure Schedule for the Company and its subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

               (f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

               (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

               (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement;

               (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice; or

               (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

               SECTION 4.02.  No Solicitation.  (a)  The Company shall
                              ---------------
     not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Section 4.02(a) shall prevent the Board of Directors of the Company from
     (i) considering, negotiating, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, (ii) taking and disclosing to its stockholders a position contemplated by Exchange Act Rule 14e-2 or (iii) making any disclosure to its stockholders; provided that, as to each of clauses (i), (ii) and
     (iii), the Board of Directors of the Company determines in good faith (upon advice of independent counsel) that it is required to do so in order to discharge properly its fiduciary duties.

               (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(c).

               (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of independent counsel that it is required to cause the Company to act as provided in this Section 4.02(c) in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company and may request such person to make a proposal concerning a transaction between or involving such person and the Company or its securityholders.

               (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

               (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this
     Section 4.02.

               SECTION 4.03.  Conduct of Business by Parent Pending
                              -------------------------------------
     the Merger.  During the period from the date of this Agreement
     ----------
     and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, except as set forth in Section 4.03 of Parent's Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the
     Company:

               (a) amend or otherwise change Parent's Articles of Organization or By-Laws;

               (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in any such case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

               (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent, and except that Parent may declare and pay cash dividends of $0.10 per quarter consistent with past practice; or

               (d) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                 ARTICLE V

                           ADDITIONAL AGREEMENTS
                           ---------------------

               SECTION 5.01.   Proxy Statement/Prospectus;
                              ----------------------------
     Registration Statement.  As promptly as practicable after the
     ----------------------
     execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the last sentence of Section 5.02.

               SECTION 5.02.  Company Stockholders Meeting.  The
                              ----------------------------
     Company shall call the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, the Company shall solicit from its stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated thereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

               SECTION 5.03.  Access to Information; Confidentiality.
                              --------------------------------------
     Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the confidentiality letter, dated July 13, 1995 (the "Confidentiality Letter"), between Parent and the Company.

               SECTION 5.04.  Consents; Approvals.  The Company and
                              -------------------
     Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement/Prospectus and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

               SECTION 5.05.  Agreements with Respect to Affiliates.
                              -------------------------------------
     The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, at the time of the Company Stockholders Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"). The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and, unless Parent has notified the Company in writing that it has elected not to treat the Merger as a pooling of interests for accounting purposes, pooling of interests accounting treatment, in form mutually agreeable to the Company and Parent.

               SECTION 5.06.  Indemnification and Insurance.  (a)  The
                              -----------------------------
     By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

               (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof.

     In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the
     Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be
     --------  -------
     liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided,
                                                             --------
     further, that, in the event that any claim or claims for
     -------
     indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm.

               (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements (the employee parties under such agreements being referred to as the "Officer Employees") with the Company's directors and officers existing at or before the Effective Time.

               (d) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall Parent or
                  --------  -------
     the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such
                   -------- -------
     coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the annual premium.

               (e) From and after the Effective Time, Parent shall guarantee the obligations of the Surviving Corporation under this Section.

               (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

               SECTION 5.07.  Notification of Certain Matters.  The
                              -------------------------------
     Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be
     materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery
                                   --------  -------
     of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such
                      -------- -------
     notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) or 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

               SECTION 5.08.  Further Action/Tax Treatment.  Upon the
                              ----------------------------
     terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code.

               SECTION 5.09.  Public Announcements.  Parent and the
                              --------------------
     Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a
                                         --------  -------
     party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NYSE, if it has used all reasonable efforts to consult with the other party.

               SECTION 5.10.  Listing of Parent Shares.  Parent shall
                              ------------------------
     use its best efforts to cause the Parent Shares to be issued in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

               SECTION 5.11.  Conveyance Taxes.  Parent and the
                              ----------------
     Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

               SECTION 5.12.  Accountant's Letters.  Upon reasonable
                              --------------------
     notice from the other, the Company shall use its best efforts to cause Deloitte & Touche LLP to deliver to Parent, and Parent shall use its best efforts to cause Coopers & Lybrand to deliver to the

     Company, a letter covering such matters as are requested by Parent or the Company, as the case may be, and as are customarily addressed in accountant's "comfort" letters.

               SECTION 5.13.  Pooling Accounting Treatment.  The
                              ----------------------------
     Company agrees not to take any action that to its knowledge could reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests, and the Company agrees to use its reasonable best efforts to take such action within the Company's control as may be reasonably requested by Parent to negate the impact of any past actions by the Company or its affiliates which could reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests. For purposes of this Section 5.13, "to the Company's knowledge" means the actual knowledge of the Company's Chairman, Chief Executive Officer or Chief Financial Officer. In the event that Parent elects not to treat the Merger as a "pooling of interests" for accounting purposes, Parent shall promptly so inform the Company in writing, and, in such case, the provisions of this Section 5.13 shall terminate.



                                 ARTICLE VI

                          CONDITIONS TO THE MERGER
                          ------------------------


               SECTION 6.01.  Conditions to Obligation of Each Party
                              --------------------------------------
     to Effect the Merger.  The respective obligations of each party
     --------------------
     to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a)  Effectiveness of the Registration Statement.  The
                    -------------------------------------------
          Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

               (b)  Stockholder Approval.  This Agreement and the
                    --------------------
          Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

               (c)  Listing.  The shares of Parent Common Stock
                    -------
          issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

               (d)  HSR Act.  All waiting periods applicable to the
                    -------
          consummation of the Merger under the HSR Act shall have expired or been terminated;

               (e)  Governmental Actions.  There shall not have been
                    --------------------
          instituted, pending or threatened any action or proceeding
          (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or (iii) compelling or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement;

               (f)  Illegality.  No statute, rule, regulation or order
                    ----------
          shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; and

               (g)  Tax Opinions.  The Company shall have received a
                    ------------
          written opinion of Weil, Gotshal & Manges LLP, and Parent shall have received a written opinion of Kramer, Levin, Naftalis & Frankel, in form and substance reasonably satisfactory to each of them to the effect that the Merger will constitute a reorganization within the meaning of
          Section 368 of the Code. Each party agrees to make reasonable and necessary representations and covenants in connection with the rendering of such opinions.

               SECTION 6.02.  Additional Conditions to Obligations of
                              ---------------------------------------
     Parent and Merger Sub.  The obligations of Parent and Merger Sub
     ---------------------
     to effect the Merger are also subject to the following conditions:

               (a)  Representations and Warranties.  The
                    ------------------------------
          representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

               (b)  Agreements and Covenants.  The Company shall have
                    ------------------------
          performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chairman, the President and the Chief Financial Officer of the Company;

               (c)  Consents Obtained.  All material consents,
                    -----------------
          waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent; and

               (d)  Affiliate Agreements.  Parent shall have received
                    --------------------
          from each person who is identified in the Affiliate Letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect.

               SECTION 6.03.  Additional Conditions to Obligation of
                              --------------------------------------
     the Company.  The obligation of the Company to effect the Merger
     -----------
     is also subject to the following conditions:

               (a)  Representations and Warranties.  The
                    ------------------------------
          representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), and (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent;

               (b)  Agreements and Covenants.  Parent and Merger Sub
                    ------------------------
          shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent;

               (c)  Consents Obtained.  All material consents,
                    -----------------
          waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such consents, etc. could not reasonably be expected to have a Material Adverse Effect on the Company or Parent;

                                ARTICLE VII

                                TERMINATION
                                -----------

               SECTION 7.01.  Termination.  This Agreement may be
                              -----------
     terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

               (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 1996 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

               (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.01(c) shall not be available to any party who has not complied with its obligations under Section 5.08 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

               (d)  by Parent, if the requisite vote of the
          stockholders of the Company shall not have been obtained by October 31, 1996; or

               (e) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as hereinafter defined); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or

               (f) by the Company, if the Board of Directors of the Company shall withdraw, modify or change its approval of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do so; or

               (g) by Parent or the Company, if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided, that, if such Terminating
                               --------
          Misrepresentation is curable prior to October 31, 1996 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

               (h) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.03(a) would not be satisfied, in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that if any such Terminating
                    --------
          Misrepresentation is curable prior to October 31, 1996 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

               (i) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided, that, if such Terminating Breach is
                    --------  ----
          curable prior to October 31, 1996 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(i).

               As used herein, "Alternative Transaction" means any of
     (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, or, in the case of any person (or group of persons other than Parent and its affiliates) identified in the 1996 Company Proxy Statement as the beneficial owner of more than 25% of the outstanding shares of Class A Common Stock or Class B Common Stock, would acquire an additional 5% or more of such securities, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction;

     provided, however, that the term Alternative
     --------  -------
     Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

               SECTION 7.02.  Effect of Termination.  In the event of
                              ---------------------
     the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

               SECTION 7.03.  Fees and Expenses.  (a)  Except as set
                              -----------------
     forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that
                                               --------  -------
     Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

               (b) The Company shall pay Parent a fee of $4 million (the "Fee"), plus Parent's actual, documented and reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Expenses"), but in no event more than $500,000, incurred from and after April 29, 1996, upon the first to occur of any of the following events:

                    (i) the termination of this Agreement by Parent pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption of this Agreement by the stockholders of the Company by October 31, 1996; or

                    (ii) the termination of this Agreement by Parent
               pursuant to Section 7.01(e); or

                    (iii) the termination of this Agreement by the Company pursuant to Section 7.01(f); or

                    (iv) the termination of this Agreement by Parent
               pursuant to Section 7.01(i).

               (c) Upon a termination of this Agreement by Parent pursuant to Section 7.01(g), the Company shall pay to Parent the Expenses of Parent relating to the transactions contemplated by this Agreement, but in no event more than $500,000, incurred from and after April 29, 1996. Upon termination of this Agreement by Company pursuant to Section 7.01(g), Parent shall pay to the Company the Expenses of the Company relating to the transactions contemplated by this Agreement, but in no event more than $500,000, incurred from and after April 29, 1996.

               (d)  The Fee and/or Expenses payable pursuant to
     Section 7.03(b) or Section 7.03(c) shall be paid within one business day after the first to occur of any of the events described in Section 7.03(b) or Section 7.03(c); provided that,
                                                      -------- ----
     in no event shall the Company or Parent, as the case may be, be required to pay such Fee and/or Expenses to the other party, if, immediately prior to the termination of this Agreement, the party entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement.


                                ARTICLE VIII

                             GENERAL PROVISIONS
                             ------------------

               SECTION 8.01.  Effectiveness of Representations,
                              ---------------------------------
     Warranties and Agreements; Knowledge, Etc.  (a)  Except as
     -----------------------------------------
     otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Section 5.06 shall survive the Effective Time indefinitely and those set forth in Section 7.03 shall survive termination indefinitely. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

               (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent
     Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent.

               SECTION 8.02.  Notices.  All notices and other
                              -------
     communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

               (a)  If to Parent or Merger Sub:

                    Tyco International Ltd.
                    One Tyco Park
                    Exeter, NH  03833
                    Telecopier No.:  (603) 778-7330
                    Telephone No.:  (603) 778-9700
                    Attention:  Chairman

               With a copy to:

                    Kramer, Levin, Naftalis & Frankel
                    919 Third Avenue
                    New York, NY  10022
                    Telecopier No.:  (212) 715-8000
                    Telephone No.:  (212) 715-9100
                    Attention:  Joshua M. Berman, Esq.

               (b)  If to the Company:

                    Carlisle Plastics, Inc.
                    1314 North Third Street
                    Phoenix, AZ 85004
                    Telecopier No.:
                    Telephone No.:  (602) 407-2100
                    Attention:  Chairman

               With a copy to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, NY 10153
                    Telecopier No.:  (212) 310-8007
                    Telephone No.:  (212) 310-8000
                    Attention: Stephen E. Jacobs, Esq.


               SECTION 8.03.  Certain Definitions.  For purposes of
                              -------------------
     this Agreement, the term:

               (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

               (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly,
          (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
          (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

               (c) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

               (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

               (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

               (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               SECTION 8.04.  Amendment.  This Agreement may be
                              ---------
     amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the
                     --------  -------
     Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

               SECTION 8.05.  Waiver.  At any time prior to the
                              ------
     Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

               SECTION 8.06.  Headings.  The headings contained in
                              --------
     this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 8.07.  Severability.  (a)  If any term or other
                              ------------
     provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

              (b) The Company and Parent agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances, considering not only the Merger Consideration but also the outstanding funded indebtedness (including capital leases) of the Company and its subsidiaries. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

               SECTION 8.08.  Entire Agreement.  This Agreement
                              ----------------
     constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

               SECTION 8.09.  Assignment; Merger Sub.  This Agreement
                              ----------------------
     shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

               SECTION 8.10.  Parties in Interest.  This Agreement
                              -------------------
     shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

               SECTION 8.11.  Failure or Indulgence Not Waiver;
                              ---------------------------------
     Remedies Cumulative.  No failure or delay on the part of any
     -------------------
     party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               SECTION 8.12.  Governing Law; Jurisdiction.  (a) This
                              ---------------------------
     Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

               (b) Each of the parties hereto submits to the non-exclusive jurisdiction of the federal courts of the United States and the courts of the State of New York located in the City of New York, Borough of Manhattan with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

               SECTION 8.13.  Counterparts.  This Agreement may be
                              ------------
     executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

               SECTION 8.14.  WAIVER OF JURY TRIAL.  EACH OF PARENT,
                              --------------------
     MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.







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               IN WITNESS WHEREOF, Parent, Merger Sub and the Company
     have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        TYCO INTERNATIONAL LTD.


                                        By  /s/ Barbara S. Miller
                                           ---------------------------
                                            Name: Barbara S. Miller
                                            Title: Treasurer



                                        T2 ACQUISITION CORP.


                                        By  /s/ Barbara S. Miller
                                           ---------------------------
                                            Name: Barbara S. Miller
                                            Title: Treasurer



                                        CARLISLE PLASTICS, INC.


                                        By  /s/ William H. Binnie
                                           ---------------------------
                                            Name: William H. Binnie
                                            Title: Chairman